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                                                                    EXHIBIT 10.4

                                   BNP PARIBAS
                              180 Montgomery Street
                             San Francisco, CA 94104

                                 LOAN AGREEMENT

                THIS AGREEMENT, dated as of September 28, 2000, is entered into between Infogrames, Inc., a Delware corporation, (hereinafter called "Borrower") whose principal place of business is the address set forth in the Loan Term Sheet, and BNP PARIBAS (hereinafter called "Bank"), acting through its San Francisco Branch, with its place of business located at the address set forth above.

        The Parties hereby agree as follows:

        1.      DEFINITIONS

                As used in this Agreement, the following terms shall have the following definitions:

                1.1 The term "this Agreement" means and includes this Loan Agreement, the Loan Term Sheet and any extensions, supplements, amendments or modifications thereto.

                1.2 The term "Application and Agreement for Letter of Credit" means a Bank standard form Application for Commercial Letters of Credit and Agreement (Commercial Letter of Credit), or Electronic Services Agreement, or Application and Agreement for Standby Letter of Credit.

                1.3 The term "Bank Expenses" means and includes, without limitation: all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of Borrower of every nature and kind paid by Bank; filing, recording, publication, search fees and audit costs paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses of suit incurred by Bank in any proceeding enforcing, defending or relating to this Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; and attorneys' fees and expenses incurred by Bank in structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought.

                1.4 The term "Borrower's Books" means and includes all of Borrower's books and records including, but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities, the Collateral and all information relating thereto; records indicating, summarizing or evidencing Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

                1.5 The term "Credit" means all Obligations of Borrower to Bank except those obligations arising pursuant to any letter of credit issued or bankers acceptances created or discounted under Section 3.1 of this Agreement and those obligations arising pursuant to any other separate contract, instrument, note, or other separate agreement which, by its terms, provides for a specified interest rate and term.

                1.6 The term "Current Ratio" is defined as current assets divided by current liabilities.

                1.7 The term "Daily Balance" shall mean the amount determined by taking the amount of the Credit owed at the beginning of a given day, adding any new Credit advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this Agreement.

                1.8 The term "Event of Default" means the occurrence of any one of the events set forth in Article 7 of this Agreement.

                1.9 The term "Insolvency Proceeding" means and includes any proceeding, commenced by or against any person or entity, including borrower, under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.


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                1.10    The term "Intangibles" means and includes all of
Borrower's present and future general intangibles and other personal property (including, without limitation, any and all choses or things in action, goodwill, patents, trade names, copyrights, trademarks, service marks, blueprints, drawings, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts and tax refunds) other than Inventory and Receivables, but including Borrower's Books relating to any of the foregoing.

                1.11 The term "Inventory" means and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, advertising materials, and equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of Inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

                1.12 The term "Judicial Officer or Assignee" means and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

                1.13 The term "Leverage Ratio" is defined as total liabilities net of subordinated debt divided by Tangible Net Worth.

                1.14 The term "Loan Term Sheet" means the Loan Term Sheet, in the form entitled Loan Term Sheet executed and attached to this Agreement. The terms listed in the Loan Term Sheet, and any amendments to the Loan Term Sheet are incorporated herein and made a part hereof.

                1.15 The term "Maximum Credit Limit" means the total amount of credit committed to Borrower as detailed in the Loan Term Sheet.

                1.16 The term "Maximum Sublimit" means the total available to Borrower for specific purposes within the Maximum Credit Limit as detailed in the Loan Term Sheet.

                1.17 The term "Negotiable Collateral" shall have the meaning set forth in Section 5.1 of this Agreement.

                1.18 The term "Obligations" means and includes any and all loans, advances, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Bank to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties of any kind and description owing by Borrower to Bank (whether advanced pursuant to or evidenced by this Agreement, by any note or other instrument, or by any other agreement between Bank and Borrower and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which Bank may have obtained by assignment, merger, participation, purchase or otherwise, and further including, without limitation, all interest and fees not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

                1.19    The term "Overline" shall have the meaning set forth in
Section 2.2 and 3.1 of this Agreement.

                1.20 The term "Quick Ratio" is defined as cash, cash equivalents plus Accounts Receivable divided by Current Liabilities.

                1.21    The term "Rate" shall have the meaning set forth in
Section 2.4 of this Agreement and in the Loan Term Sheet.

                1.22 The term "Receivables" means and includes all presently existing and hereafter arising accounts, general intangibles, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor as well as all merchandise returned to or reclaimed by Borrower, and Borrower's Books (except minute books) relating to any of the foregoing.


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                1.23    The term "Tangible Net Worth" means net worth as
determined in accordance with generally accepted accounting principles consistently applied, increased by debt subordinated to Bank if any, and decreased by the following: patents, licenses, goodwill, subscription lists, organization expenses and monies due from affiliates (including officers, directors, shareholders, parents, partners, joint ventures, subsidiaries and commonly held companies).

                1.24 The term "Working Capital" is defined as Current Assets minus Current Liabilities.

                1.25 All accounting terms and computations shall be based on generally accepted accounting principles, consistently applied.


        2.      LOANS

                2.1 At the request of Borrower, made at anytime and from time to time during the term of this Agreement, and so long as Borrower is not then in default under the terms of this Agreement and Borrower is in full, faithful and timely compliance with each and all the covenants, conditions, warranties and representations contained in this Agreement, and the Loan Term Sheet and/or any other agreement between Bank and Borrower, Bank will make advances as provided in the Loan Term Sheet.

                2.2 All advances made, letters of credit issued and other financial accommodations extended by Bank to or for the account or benefit of Borrower under this Agreement shall be added to and deemed part of the Obligations and Credit when made and/or issued. Notwithstanding any other provisions of this Agreement, at no time shall Bank be obligated to provide any financial accommodations whenever the Maximum Credit Limit or sublimits provided for in the Loan Term Sheet are exceeded.

                        If, at any time for any reason such Maximum Credit Limited is exceeded or if any Maximum Sublimit on any subcomponent of the Credit, as provided in the Loan Term Sheet, is exceeded, then Borrower shall immediately pay to Bank, in cash, the amount by which such Maximum Credit Limit or Maximum Sublimit is exceeded ("Over Line").

                2.3 Bank is hereby authorized to make the loans and the extensions of credit provided for in this Agreement based upon written instructions received from authorized representatives of Borrower. Borrower shall hold Bank harmless from any damages, claims, or liability by reason of Bank's honor of, or failure to honor, any such instructions. Nevertheless, Bank reserves the rights to withhold advancing any loan hereunder pending receipt of such additional information as Bank may, from time to time, request.

                2.4 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at the Rate provided in the Loan Term Sheet. If any amount due under this Agreement is not paid when due or upon demand from Bank in the Event of a Default not waived by Bank, and without constituting a waiver by Bank, the Credit shall bear interest at the Default Rate provided in the Loan Term Sheet. All interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a 365-day year and actual days elapsed.

                        All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of this Agreement, and Bank may, at its option, elect to treat past due interest and any and all Bank Expenses not paid when due as advances under the Credit, which amounts shall thereupon constitute Obligations and shall thereafter accrue interest at the rate applicable to the Credit under the terms of this Agreement and the Loan Term Sheet.

                2.5 Bank shall render monthly statements of the Credit owing by Borrower to Bank, including statements of all principal, interest, fees and Bank Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Bank unless, within one hundred eighty (180) days after receipt thereof by Borrower, Borrower shall deliver to Bank, by registered or certified mail, at Bank's place of business indicated hereinabove, written objection thereto specifying the error or errors, if any, contained in any such statement. No failure by Bank to render any such monthly statements shall be deemed to impair or otherwise affect the Credit.


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        3.      LETTER OF CREDIT AND BANKER'S ACCEPTANCE FACILITIES

                3.1 Upon the request of Borrower, made at any time and from time to time during the term hereof, subject to the Maximum Credit Limit and Maximum Sublimit set forth in the Loan Term Sheet, and provided that Borrower is not then in default, and Borrower is in full, faithful and timely compliance with each and all the covenants, conditions, warranties and representations contained in this Agreement and/or any other agreement between Bank and Borrower, Bank, on a revolving basis will issue Letters of Credit, create acceptances for Borrower's account if and as provided for in the Loan Term Sheet; provided, however, in no event shall Bank be obligated to issue Letters of Credit and create or discount banker's acceptances whenever the total of undrawn Letters of Credit or banker's acceptances exceed the Maximum Sublimits provided in the Loan Term Sheet.

                        If, at any time and for any reason, the total of the undrawn amount of all Letters of Credit or the total of all outstanding banker's acceptances exceeds the Maximum Sublimit provided in the Loan Term Sheet ("L/C Overline" or "B/A Overline"), Borrower shall immediately pay to Bank, in cash, the amount of such L/C and/or B/A Overline. Bank may, in its sole discretion, elect to treat an L/C and/or B/A Overline as an advance under the Credit.

                3.2     Each Commercial Letter of Credit issued under Section
3.1 shall be issued pursuant to the terms and conditions of this Agreement and on a Bank standard form Application and Agreement for Commercial Letter of Credit executed by Borrower; or Electronic Services Agreement and be in substance and in favor of beneficiaries satisfactory to Bank. In the event of any inconsistency between the Terms of this Agreement and the terms of such Application and Agreement for Commercial Letters of Credit, or Electronic Services Agreement, the terms of such Application and Agreement for Commercial Letter of Credit or Electronic Services Agreement shall control.

                3.3 Borrower shall pay to Bank Commercial Letter of Credit fees as defined in the Loan Term Sheet.

                3.4 Each Standby Letter of Credit issued under Section 3.1 shall be issued pursuant to the terms and conditions as contained in the Loan Term Sheet and on a Bank standard form Application for Standby Letter of Credit and Agreement (Standby Letter of Credit) executed by Borrower and be in form and substance and in favor of beneficiaries satisfactory to Bank.

                3.5 Borrower shall pay to Bank Standby Letter of Credit fees as defined in the Loan Term Sheet.

                3.6 In the event of any inconsistency between the terms of this Agreement, the Loan Term Sheet and the terms of Borrower's Application for Standby Letter of Credit and Agreement (Standby Letter of Credit), the terms of such Application for Standby Letter of Credit and Agreement (Standby Letter of Credit) shall control.

                3.7 All advances made, letters of credit issued, banker's acceptances created or discounted and other financial accommodations extended by Bank to or for the account or benefit of Borrower under this Section 3, hereof shall be added to and deemed part of the Obligations when made issued, created and/or extended.

                3.8 The creation of banker's acceptances under Section 3.1 shall be pursuant to the terms and conditions hereof and the Loan Term Sheet, and such other documents as Bank deems necessary in order to verify that Bank's creation thereof is in compliance with all applicable laws, regulations and administrative orders, and Borrower agrees to execute and deliver all such documents to Bank. Bank shall not be obligated to create any banker's acceptance that is not eligible for discount by a Federal Reserve Bank, or which, if created, would become a liability subject to reserve requirements under any regulation of the Board of Governors of the Federal Reserve System.

                3.9     The commission for each banker's acceptance issued under
Section 3.1 shall be at the rate disclosed in the Loan Term Sheet and shall be payable at the time of the issuance of the banker's acceptance.

                3.10 Unpaid Acceptances. In the event Borrower fails to repay Bank the principal amount of any acceptance at maturity, without limiting the rights of the Bank under this Agreement or waiving any Event of Default caused thereby, the principal amount of such acceptance shall bear interest (from the date the acceptance matured until the date Bank is paid in full) at the Default Rate provided in the Loan Term Sheet. Borrower hereby promises to pay and shall pay Bank, on demand the unpaid amount of principal together with interest thereon.


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        4.      TERM

                4.1 This Agreement shall remain in full force and effect until maturity as detailed in the Loan Term Sheet. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Bank may terminate its obligations under this Agreement without notice. On the date of termination, all Obligations owed by Borrower to Bank shall become immediately due and payable without notice or demand and shall be repaid to Bank in cash or by a wire transfer of immediately available funds. Notwithstanding termination, until all Obligations have been fully repaid, Bank shall retain its security interest in all existing collateral and collateral arising thereafter, and Borrower shall continue to perform all Obligations.

                4.2 After termination and when Bank has received payment in full of all Obligations and upon the execution and delivery by Borrower to Bank of a general release in favor of Bank, Bank shall execute a termination of all security agreements and security interests given by Borrower to Bank.

        5.      CONDITIONS PRECEDENT

                As conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following:

                (a) This Agreement, the Loan Term Sheet and other documents required by Bank;

                (b) A certificate of good standing showing that Borrower is in good standing under the laws of the state of its incorporation and indicating that Borrower has qualified to transact business and is in good standing in any other state in which it conducts business;

                (c) UCC searches, tax lien and litigation searches, fictitious business name statement filings, insurance certificates, notices or other similar documents which Bank may require and in such form as Bank may require, in order to fully consummate all of the transactions contemplated under this Agreement;

                (d) Evidence that Borrower has obtained insurance and acceptable endorsements as detailed in the Loan Term Sheet;

                (e)     Warranties and representations of officers;

                (f)     Continuing Guaranty as detailed in the Loan Term Sheet;

                (g) Duly executed pledge agreements as detailed in the Loan Term Sheet; and

                (h) Accreditif in favor of Bank in the sum of Thirty Five Million Dollars ($35,000,000) issued by BNP Paribas, Lyon, France.

        6.      WARRANTIES, REPRESENTATIONS AND COVENANTS

                In order to induce Bank to enter into this Agreement and to make the loans and extensions of credit contemplated hereunder, Borrower warrants, represents and agrees that until all of the Obligations are fully paid and performed:

                6.1 All accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of all liens, claims, encumbrances and security interests (except as held by Bank and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, rights of return or cancellation, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an account due from such account debtor is assigned to Bank.

                6.2 Borrower covenants and agrees that Borrower shall keep the Inventory only at the address provided in the Loan Term Sheet. In addition, Borrower covenants and agrees that:


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                        (a)     All Inventory is now and at all times hereafter
shall be of good and merchantable quality, free from defects;

                        (b) As provided in the Loan Term Sheet or at Bank's request, Borrower shall, from time to time hereafter, execute and deliver to Bank designations of Inventory, in form acceptable to Bank, specifying Borrower's cost and the wholesale market value of Borrower's raw materials, work in process, finished goods, and further specifying any other category which Bank may request, as well as such other matters and information relating to the Inventory as Bank may request;

                        (c) All of the Inventory is and shall remain free from all liens, claims, encumbrances, and purchase money or other security interests (except as may be consented to, in writing, by Bank);

                        (d) Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and the cost therefor, all of which records shall be available upon demand to any of Bank's officers, agents and employees for inspection and copying; and

                        (e) Bank shall have the right, during Borrower's usual business hours, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition.

                6.3     Borrower will not, without Bank's prior written consent:

                        (a) Change Borrower's name, business structure, or identity, or add any new fictitious name;

                        (b) Acquire, merge or consolidate with or into any other business organization;

                        (c) Enter into any transaction not in the normal course of Borrower's business as presently conducted;

                        (d) Guaranty or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the general account of Borrower or which are transmitted or turned over to Bank;

                        (e) Make any change in Borrower's financial structure or in any of Borrower's business objective, purposes, or operations which could adversely affect the ability of Borrower to repay the Obligations;

                        (f) Incur any debts outside the ordinary course of Borrower's business, except for renewals or extensions of existing debts;

                        (g) Make any advance or loan to any other person or entity including those to any officer, director, employee or shareholder or any indebtedness for borrowed money except in the ordinary course of business as presently conducted;

                        (h) Prepay any existing indebtedness owing to any third party;

                        (i)     Suspend or go out of business;

                        (j) Grant any security interests in or permit a lien, claim or encumbrance upon all or any portion of Borrower's assets, except in favor of or agreed to by Bank; and

                        (k) Transfer or suffer the transfer of effective ownership or control of Borrower.

                6.4 Borrower's sole place of business or chief executive office is located at the address set forth in the Loan Term Sheet and Borrower covenants and agrees that Borrower will not, during the term of this Agreement, without prior written notification to Bank, relocate said sole place of business or chief executive office.

                6.5 Borrower is and shall at all times hereafter be a duly organized and existing legal entity and qualified and licensed to do business, and in good standing, in any state in which it conducts its business.


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                6.6     Borrower has the right and power and is duly authorized
to enter into this Agreement.

                6.7 The execution by Borrower of this Agreement shall not constitute a breach of any provision contained in Borrower's Articles of Incorporation or bylaws.

                6.8 Borrower will not, without Bank's prior written consent, make any distribution or declare or pay any dividends (in cash or stock) on, or purchase, acquire, redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding, except as detailed in the Loan Term Sheet.

                6.9 The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an event of default under any agreement to which Borrower is now or hereafter becomes a party.

                6.10 Borrower shall promptly notify Bank in writing of Borrower's acquisition by purchase, lease or otherwise of any after-acquired tangible property, with the exception of purchases of Inventory in the ordinary course of business.

                6.11 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of Borrower's property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessment or contributions required of Borrower by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required by Borrower by applicable laws, and will, upon request, furnish Bank with proof satisfactory to Bank that Borrower has made such payments or deposits. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in Bank's sole and absolute discretion and without notice to Borrower, (a) make payment of the same or any part thereof, or (b) set up such reserves in Borrower's account as Bank deems necessary to satisfy the liability therefore, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount paid or deposited by Bank shall constitute Bank Expenses and an advance to Borrower. Nothing herein contained shall preclude Borrower from contesting, in good faith and by appropriate proceedings, the imposition of any assessments and taxes and to withhold payment of such contested amounts pending the resolution of such proceedings.

                6.12 There are not at present, any action or proceeding pending by or against Borrower or any guarantor of Borrower before any court or administrative agency, and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except for ongoing collection matters and except as heretofore disclosed, in writing, to Bank.

                6.13    Borrower represents and warrants to Bank that:

                        (a) The Borrower is not in violation of or subject to any existing, pending, or threatened investigation by any governmental authority under any law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environment (collectively referred to as "Environmental Laws"), including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA") as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sections 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Clear Air Act, 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Refuse Act, 33 U.S.C. Sections 407 et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Sections 11001 et seq., the provisions of the California Health and Safety Code Sections 25100, et seq., Sections 25220, et seq., Sections 25249.5 et seq., Sections 25280, et seq., the Carpenter-Presely-Tanner Hazardous Substance Account Act, Health and Safety Code, Sections 25300, et seq., the California Expedited Remedial Action Reform Act of 1994, Health and Safety Code, Sections 25396 et seq., and the Porter-Cologne Water Quality Control Act, Water Code Sections 13000, et seq.;

                        (b) Borrower has not and is not required by any Environmental Law to obtain any permits or license to conduct business;


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                        (c)     No investigation, administrative order, consent
order and agreement, litigation or settlement with respect to Hazardous Substances or Hazardous Substances contamination is proposed, threatened, anticipated or in existence with respect to the Borrower;

                        (d) Borrower has not received any notice from any governmental authority with respect to any violation of any Environmental Laws;

                        (e) The use which Borrower makes and intends to make of the Collateral will not result in the disposal or release of any Hazardous Substances; and

                        (f) Borrower will not generate, manufacture, transport, store, release, discharge, or dispose of any hazardous Substance and Borrower shall not cause any violation of any Environmental Laws.

                                The term "Hazardous Substance" shall include:
(i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., and in the regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code, and in the regulations promulgated pursuant to said laws; (iii) those substances defined as "hazardous substances listed in Section 2929.5 of the California Civil Code; (iv) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto); (v) those substances defined as "medical wastes" in the Medical Waste Management Act, Chapter 6.1 of the California Health & Safety Code; (vi) asbestos containing materials; (vii) polychlorinated biphenyl; (viii) underground storage tanks, whether empty, filled or partially filled with any substance; and (ix) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations or which, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Property or of property adjacent to the Property.

                        Borrower shall give prompt written notice to Lender of:

                        (1) any proceeding or inquiry by any governmental authority (including, without limitation, the California State Department of Health Services) with respect to the violation of any Environmental Law by Borrower; and

                        (2) all claims made or threatened by any third party against Borrower relating to any loss or injury resulting from any Hazardous Substance.

                        Bank shall have the right, at its option and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by or against Borrower in connection with any Environmental Law.

                        Borrower shall indemnify and hold harmless Bank, its directors, officers, employees, agents, successors and assigns from and against, any loss, damages, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under or about the Borrower's business property, or any order, consent decree or settlement relating to the cleanup of a Hazardous Substance, or any claims of loss, damage, liability, expense or injury relating to or arising from, directly or indirectly, any disclosure by Lender to anyone of information, whether true or not, relative to a Hazardous Substance and/or Environment Law violation, including without limitation, attorneys' fees. This indemnity shall survive the termination of this Agreement (whether by payment of the Obligations or action in lieu thereof). Notwithstanding the above, the indemnification obligation of Borrower hereunder only shall apply to the extent Borrower is responsible for the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of the Hazardous Substance in question.

                        6.14 Borrower, at Borrower's expense, shall keep and maintain Borrower's assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses in an amount not less than one hundred percent (100%) of the full insurable value thereof on a replacement cost basis, with an inflation guard endorsement, if available. Borrower shall also keep and maintain public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and Borrower's other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as detailed in the Loan Term Sheet and as may be satisfactory to Bank.

Borrower shall deliver to Bank copies of such policies of insurance. Copies of all renewal and replacement policies shall be delivered to Bank at least thirty
(30) days before the expiration of the policies. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties (Form 438-BFU), and all proceeds payable thereunder shall be payable to Bank and, upon receipt by Bank, shall be applied on account of the Obligations owing to Bank. To secure the payment of the Obligations, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank.

                        Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating hereto. Bank, without waiving or releasing any Obligations or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall constitute Bank Expenses and are payable on demand. Bank shall not by the fact of approving, disapproving, accepting, preventing, obtaining, or failing to notify Borrower or to obtain any insurance, incur any liability for or with respect to the existence of insurance, the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

                6.15 All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

                6.16 Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with generally accepted accounting principles consistently applied, and records pertaining to all Collateral for the obligations which contain information as may from time to time be requested by Bank. Borrower shall not modify or change Borrower's method of accounting or enter into, modify, or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without giving Bank ten (10) days prior written notice of any such change, and without said accounting firm and/or service bureau agreeing to provide to Bank information regarding the Collateral and Borrower's financial condition. In this regard, Borrower agrees to use Borrower's best efforts to secure a tripartite agreement, in Bank's standard form, between Bank, Borrower and Borrower's accounting firm and/or service bureau. Borrower agrees to permit Bank and any of Bank's employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, the Obligations, Borrower's financial condition and the results of Borrower's operations, and, in connection therewith, permit Bank or any of Bank's agents, employees or officers to copy and make extracts therefrom. Borrower agrees to pay Bank for audits as detailed in the Loan Term Sheet.

                        Borrower agrees to deliver to Bank financial information or other data as detailed in the Loan Term Sheet or any other report requested by Bank relating to the Collateral and the financial condition of Borrower, together with a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disc or tape files, printouts, runs, or other computer prepared information of any kind or nature relating to the foregoing, or documents delivered or caused to be delivered to Bank under this subsection, are complete, correct, and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement. Borrower shall comply with any request and shall treat any written request as a continuing obligation until expressly modified or terminated in writing.

                        All accounting terms and computations shall be based upon generally accepted accounting principles consistently applied.

                        Borrower and its Subsidiaries shall be Year 2000 Compliant on or before December 31, 1999 and at all times thereafter.

                        "Year 2000 Compliant" shall mean the ability of the software and other processing capabilities of Borrower and its Subsidiaries to correctly interpret and manipulate all data, in whatever form including printed form, screen displays, financial records, calculations and loan-related data, so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates.

                6.17 Borrower shall promptly supply and cause any guarantor to supply Bank with such other information, including tax returns, concerning Borrower's and any guarantor's affairs as Bank may request from time to time hereafter, and shall promptly notify Bank of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of or an event which constitutes an Event of Default under this Agreement.

                6.18 Borrower is now and shall be at all times hereafter solvent and able to pay Borrower's debts (including trade debts) as they mature.

                6.19 Borrower shall maintain financial ratios as provided in the Loan Term Sheet.

                6.20 Borrower shall immediately and without demand reimburse Bank for all sums expended by Bank which constitute Bank Expenses and Borrower hereby authorizes and approves all advances and payments by Bank for items constituting Bank expenses.

                6.21 Borrower shall furnish to Bank: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filling thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this subparagraph shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

                6.22 Except for permitted investments, Borrower shall keep Borrower's principal bank accounts with banks agreed upon between Borrower and Bank.

                6.23 Borrower is now and shall at all times hereafter remain in compliance with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous materials and shall maintain all necessary authorizations and permits.

                6.24 Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each financial accommodation and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

                6.25 Notwithstanding any other provision of this Section 6, if an event occurs the effect of which is to put Borrower in a position where it is not in compliance with a covenant set forth above, Borrower shall be deemed to be in compliance with such covenant unless Borrower is not in compliance with the covenant within a reasonable time after it learns of the fact that it is not in compliance.

        7.      EVENTS OF DEFAULT

                Any one or more of the following shall constitute an Event of Default by Borrower under this Agreement:

                7.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations owing to Bank (whether of principal, interest, taxes, reimbursement of Bank Expenses, or otherwise);

                7.2 If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in his Agreement and the Loan Term Sheet, or any other present or future agreement between Borrower and Bank;

                7.3 If any representation, statement, report, or certificate made or delivered by Borrower, or any of Borrower's officers, employees or agents, to Bank is not true and correct to the best of Borrower's knowledge;

                7.4 If there is a material impairment of the prospect of repayment of all or any portion of the Obligations owning to Bank or a material impairment of the value or priority of Banks security interests in the collateral;

                7.5 If all or any of Borrower's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee;

                7.6 If an Insolvency Proceeding is commenced by or against Borrower;

                7.7 If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of Borrower's business affairs;

                7.8 If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's material assets by the Unites States of America, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether chosen or otherwise, upon any or all of the Borrower's assets and or the same is not paid on the payment date thereof and such lien, levy or assessment shall not have been discharged by payment in full within thirty (30) days;

                7.9 If a judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets;

                7.10 If there is a default in any material agreement to which Borrower is a party with third parties resulting in a right by such third parties to accelerate the maturity of Borrower's indebtedness, which could jeopardize repayment of Borrower's indebtedness to Bank.

                7.11 If Borrower makes any payment on account of indebtedness which has been subordinated to the Obligations which has not been authorized by Bank;

                7.12 If any material or intentional misrepresentation exists now or hereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn or denied by any officer or director;

                7.13 If any party subordinating a claim to those of Bank or guarantying the Obligations or any part thereof, terminates such subordination or guaranty, or becomes subject to an Insolvency Proceeding; and

                7.14 If any reportable event, which the Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of an event described in this Section 7.14, the aggregate amount of Borrower's liability to the Pension Benefit Guaranty

Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Tangible Net Worth.

                        Notwithstanding anything contained in this Article 7 to the contrary, Bank shall refrain from exercising its rights and remedies and an Event of Default shall be deemed not to have occurred by reason of the occurrence of such Event of Default if, within fifteen (15) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if any such event has occurred, Bank shall not be obligated to extend any credit accommodations to Borrower during such cure period.

        8.      BANK'S RIGHTS AND REMEDIES

                8.1 Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at Bank's election, without notice of such election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                        (a) Declare all Obligations, whether evidenced by this Agreement, by notes, or otherwise, immediately due and payable;

                        (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

                        (c) Terminate this Agreement as to any future liability or obligation of Bank, but without affecting Bank's rights and security interest in the Collateral and without affecting the Obligations owning by Borrower to Bank;

                        (d) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect Bank's security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises (at no charge to Bank), or any part thereof, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to Bank's security interest and to pay all expenses incurred in connection therewith;

                        (e) Without constituting a retention of collateral in satisfaction of an obligation within the meaning of Section 9505 of the Code or an action under California Code of Civil Procedure Section 726, apply any and all amounts maintained by Borrower with Bank as deposit accounts (as that term is defined under Section 9105 of the Code) or other accounts against the Obligations.

        9.      TAXES AND EXPENSES REGARDING THE COLLATERAL

                If Borrower fails to pay promptly when due, to any other person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Bank may (after consultation with Borrower), but need not, pay the same and charge Borrower's account therefor, and Borrower shall promptly reimburse Bank. All such sums shall become additional Obligations owning to Bank, shall bear interest at the Default Rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute: (a) an agreement by bank to make similar payments in the future, or (b) a waiver by bank of any default under this Agreement. Bank need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

        10.     WAIVER

                10.1 Borrower waives the right to direct the application of any and all payments, collections or proceeds at any time or times hereafter received by Bank and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments, collections or proceeds to the Obligations in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon Bank's books.

                10.2 Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Bank on which Borrower may in any way be liable.

                10.3 Borrower waives the right to assert a confidential relationship, if any, Borrower may have with any and all accountants, service bureaus and/or consultants in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that Bank may contact directly and accountant, service bureau and/or consultant in order to obtain such information.

                10.4 Borrower and Bank each waive any right to trial by jury in any action or proceeding relating to this Agreement or any transaction hereunder, or contemplated hereunder, or any claim (including tort or breach of duty claims) or dispute howsoever arising between Bank and Borrower.

                10.5 In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any term, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

        11.     NOTICES

                Except for any notice required by applicable law to be given in another manner: (a) all notices provided for in this Agreement shall be in writing unless otherwise provided in this Agreement; (b) each such notice to Borrower shall be given by mailing such notice by first-class mail, to Borrower's address specified in the Loan Term Sheet, or to such other address as Borrower may designate by notice given to Bank in the manner provided herein; and (c) each such notice to Bank shall be given by mailing such notice by certified mail, return receipt requested, to Bank's address specified in the Loan Term Sheet, or to such other address as Bank may designate by notice given to Borrower in the manner provided herein. All notices provided for in this Agreement shall be deemed to have been given to Borrower or Bank if given in the manner specified herein.

        12.     DESTRUCTION OF BORROWER'S DOCUMENTS

                Any documents, schedules, invoices or other papers delivered to Bank may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank, unless Borrower does request, in writing, the return of said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

        13.     CHOICE OF LAW AND VENUE

                This Agreement shall be deemed to have been made n the State of California and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state courts located in the County of San Francisco, State of California, or the federal courts located in the Northern District of California. Borrower waives any right Borrower may have to assert the doctrine of forum non convenient's or to object to such venue and hereby consents to any court-ordered relief.

        14.     GENERAL PROVISIONS

                14.1 This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Bank.

                14.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from any of their respective obligations to Bank. Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participation in all or any part of, or any interest in, Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

                14.3 Article headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                14.4 Neither this Agreement, nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

                14.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                14.6 This Agreement cannot be changed or terminated orally. Except as to currently existing Obligations owing by Borrower to Bank, all prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

        IN WITNESS WHEREOF, Borrower has executed this Agreement this 28th day of September, 2000.

                                        Infogrames, Inc.


                                        By:     /s/ David Fremed
                                                --------------------------------
                                                (Authorized Signature)

                                        Title:  Senior Vice President of Finance
                                                and Chief Financial Officer
                                                --------------------------------



ACCEPTED THIS 28th DAY OF SEPTEMBER, 2000 AT BANK'S PLACE OF BUSINESS IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA.



                                        "BANK"

                                        BNP PARIBAS
                                        ACTING THROUGH ITS SAN FRANCISCO BRANCH


                                        By:     /s/ Inga Buschbaum
                                                --------------------------------
                                                (Authorized Signature)

                                        Title:  Vice President and Manager
                                                BNP International Division
                                                San Francisco, CA
                                                --------------------------------

                                  BNP PARIBAS
                              San Francisco Branch
                             180 Montgomery Street
                                 (415)772-1300



                              Loan Term Sheet No.1


     DATE:               September 28, 2000


     BORROWER:           INFOGRAMES, INC.
                         417 FIFTH AVENUE
                         NEW YORK, N.Y. 10016


     MAXIMUM CREDIT LIMIT
     --------------------


     $35,000,000         Unsecured committed revolving line of credit to
                         finance the purchase of interactive games. (Maximum
                         Credit Limit).


     (35,000,000)        For the issuance of sight or up to 90 day usance
                         commercial letters of credit. Validity of letters of credit not to exceed 120 days. (First Maximum
                         Sublimit).


     (35,000,000)        For the issuance of Standby Letters of Credit in favor
                         of suppliers in support of open account purchase terms. Standby Letters of Credit to manure 180 days from issuance or at maturity of the credit line whichever comes first. (Second Maximum Sublimit).


     (35,000,000)        For advances to finance drawings under commercial
                         letters of credit, for bankers acceptances under usance letters of credit, and for general working capital purposes. (Third Maximum Sublimit).


     -----------
     $35,000,000         MAXIMUM CREDIT LIMIT



     MATURITY:           June 15, 2001


     INTEREST:           LIBOR plus 65 bps per annum, fixed, or BNP PARIBAS
                         Prime Rate minus 1% p.a., floating. For prime rate based loans interest is payable monthly. LIBOR based loans are available up to 180 days with interest payable at maturity or quarterly and at maturity for loans with maturities in excess of 90 days.


     DEFAULT RATE:       Interest rate above plus 3% p.a.

LETTER OF
CREDIT                   Commercial Letters of Credit
FEES:                    ----------------------------

                         All-in processing fee of 20 bps, flat, payable quarterly
                         in arrears. This fee is calculated based on the aggregate
                         principal amount of commercial letters of credit issued
                         during the quarter and includes letter of credit issuance, amendment and negotiation costs.

                         Acceptance Commission     90 bp per annum, min. $100.00
                         L/C Margin                10 bp per annum payable quarterly
                                                   in arrears, calculated based on
                                                   the aggregate principal amount of
                                                   commercial letters of credit issued
                                                   during the quarter.

                         Standby Letters of Credit
                         -------------------------

                         All-in fee is 35 bps per annum, payable quarterly in arrears calculated on the average principal amount of standby letters of credit outstanding the prior quarter. This all in rate
                         includes issuance, amendment and negotiation.

COMMITMENT
FEE:                     30 bps per annum payable quarterly in arrears. This fee is calculated based on the average unutilized amount of the
                         Maximum Credit Limit the prior quarter.

FACILITY
FEE:                     5 bp flat -- $17,500 payable at closing.

GUARANTEES:              1. Irrevocable, Continuing Guarantee in the amount of
                            $35,000,000 executed by Infogrames Entertainment
                            S.A., France.

                         2. Accreditif in the amount of $35,000,000 in favor of
                            BNP Paribas, San Francisco, issued by BNP Paribas,
                            Lyon, with an expiry date not earlier than June 30, 2001.

FINANCIAL COVENANTS:     To be determined and documented not later than
                         November 15, 2000.

REPORTING
REQUIREMENTS:            To be determined and documented not later than
                         November 15, 2000.

INSURANCE
REQUIREMENTS:            Borrower to provide Bank with evidence of the following
                         insurance coverages:

                         General liability insurance

                         Inventory insurance in an amount to cover inventory in warehouse.


SUBORDINATED LOANS:      None.

AUDITS:                  Bank or its agent may examine Borrower's books and records at any reasonable time at Borrower's cost.


     This Loan Term Sheet No. 1 forms an integral part of the Loan Agreement dated September 28, 2000.


"BANK"                                     "BORROWER"


BNP Paribas                                Infogrames, Inc.




By: /s/ Inga Buschbaum                     By: /s/ David Fremed
   --------------------------------           --------------------------------



Its: Vice President and Manager            Its: Senior Vice President of Finance
     BNP International Division                 and Chief Financial Officer
     San Francisco, CA
     -------------------------------            -------------------------------


Date: September 28, 2000                   Date: September 28, 2000
                                                ------------------------------